Assured Guaranty Ltd.
December 31, 2016
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (‘‘AGL’’ and, together with its subsidiaries, ‘‘Assured Guaranty’’ or the ‘‘Company’’) with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2016.

Some amounts in this financial supplement may not add due to rounding. Please note that the Company changed its definition of operating income, operating ROE, non-GAAP operating shareholders' equity and non-GAAP adjusted book value starting in fourth quarter 2016 in response to the SEC's May 17, 2016 release of new and updated Compliance and Disclosure Interpretations of the rules and regulations on the use of non-GAAP financial measures. These measures for prior periods have been updated to reflect the revised calculation consistently for all periods presented. Please refer to “Non-GAAP Financial Measures” for additional details.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (2) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; (3) developments in the world’s financial and capital markets that adversely affect obligors’ payment rates, Assured Guaranty’s loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees); (4) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (5) the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; (6) increased competition, including from new entrants into the financial guaranty industry; (7) rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty’s investment portfolio and in collateral posted by and to Assured Guaranty; (8) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (9) changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; (10) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (11) changes in applicable accounting policies or practices; (12) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (13) the impact of changes in the world’s economy and credit and currency markets and in applicable laws or regulations relating to the decision of the United Kingdom to exit the European Union; (14) the possibility that acquisitions or alternative investments made by Assured Guaranty do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences;(15) deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (16) difficulties with the execution of Assured Guaranty’s business strategy; (17) loss of key personnel; (18) the effects of mergers, acquisitions and divestitures; (19) natural or man-made catastrophes; (20) other risk factors identified in AGL's filings with the SEC; (21) other risks and uncertainties that have not been identified at this time and; (22) management’s response to these factors. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income (loss)	$197	$429	$881	$1,056
Operating income (a non-GAAP measure)(1)	139	130	895	710
Gain (loss) related to the effect of consolidating FG VIEs (FG VIE consolidation) (net of tax provision of $9, $7, $7 and $4) included in operating income	16	13	12	11

Net income (loss) per diluted share	$1.49	$3.03	$6.56	$7.08
Operating income per diluted share (a non-GAAP measure) (1)	1.05	0.92	6.68	4.76
Gain (loss) related to FG VIE consolidation included in operating income per diluted share	0.12	0.09	0.10	0.07

Weighted average shares outstanding
Basic shares outstanding	130.0	140.5	133.0	148.1
Diluted shares outstanding (2)	131.7	141.5	134.1	149.0

Effective tax rate on net income	27.6%	26.5%	13.4%	26.2%
Effective tax rate on operating income (3)	26.6%	26.7%	14.3%	24.6%
Effect of FG VIE consolidation included in effective tax rate on operating income	1.3%	1.1%	0.4%	0.1%

Return on equity (ROE) calculations (4):
GAAP ROE	12.0%	28.9%	14.0%	17.9%
Operating ROE (a non-GAAP measure) (1)	8.7%	8.8%	14.5%	12.0%
Effect of FG VIE consolidation on operating ROE	1.1%	1.0%	0.2%	0.2%

New business:
Gross written premiums (GWP)	$83	$87	$154	$181
Present value of new business production (PVP) (1)	85	76	214	179
Gross par written	5,643	4,344	17,854	17,336

			As of
			December 31,	December 31,
			2016	2015
Shareholders' equity			$6,504	$6,063
Non-GAAP operating shareholders' equity (1)			6,386	5,925
Non-GAAP adjusted book value (1)			8,506	8,396
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity			(7)	(21)
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value			(24)	(43)

Shares outstanding at the end of period			128.0	137.9

Shareholders' equity per share			$50.82	$43.96
Non-GAAP operating shareholders' equity per share (1)			49.89	42.96
Non-GAAP adjusted book value per share (1)			66.46	60.87
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity			(0.06)	(0.15)
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value			(0.18)	(0.31)

Net debt service outstanding			$437,535	$536,341
Net par outstanding			296,318	358,571
Claims-paying resources (5)			11,701	12,306

1)
Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. The prior-year non-GAAP financial measures (operating income, operating ROE, non-GAAP operating shareholders' equity and non-GAAP adjusted book value) have been updated to reflect the revised calculation as discussed in the explanation of Non-GAAP Financial Measures at the end of this Financial Supplement.

2)	Non-GAAP diluted shares outstanding were the same as GAAP diluted shares since both net income and operating income were positive for all periods.

3)	Represents the ratio of non-GAAP operating provision for income taxes to operating income before income taxes.

4)	Quarterly ROE calculations represent annualized returns. See page 8 for additional information on calculation.

5)	See page 10 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Selected Financial Highlights (2 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Effect of refundings and terminations on GAAP measures:
Net earned premiums, pre-tax	$137	$89	$469	$331
Net change in fair value of credit derivatives, pre-tax	31	367	123	478

Net income effect	117	323	452	562
Net income per diluted share	0.88	2.28	3.37	3.77

Effect of refundings and terminations on non-GAAP measures:
Operating net earned premiums(1), pre-tax	137	89	469	331
Credit derivative revenues, pre-tax	13	103	37	116
Operating income(1) effect	103	128	392	303
Operating income per diluted share (1)	0.78	0.90	2.92	2.03

Gain (loss) related to FG VIE consolidation included in the effect of refundings and terminations above for the following measures:
Net earned premiums, pre-tax	—	2	(1)	2
Net income and operating income, after-tax	—	1	(1)	1
Net income and operating income, after-tax, per diluted share	—	0.01	0.00	0.01

1)
Consolidated statement of operations items mentioned in this Financial Supplement that are described as operating (i.e. operating net earned premiums) are non-GAAP measures and represent components of operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. The prior-year non-GAAP financial measures have been updated to reflect the revised calculation as discussed in the explanation of Non-GAAP Financial Measures at the end of this Financial Supplement.

Assured Guaranty Ltd.
Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of:
	December 31,	December 31,
	2016	2015
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,233	$10,627
Short-term investments, at fair value	590	396
Other invested assets	162	169
Total investment portfolio	10,985	11,192

Cash	118	166
Premiums receivable, net of commissions payable	576	693
Ceded unearned premium reserve	206	232
Deferred acquisition costs	106	114
Reinsurance recoverable on unpaid losses	80	69
Salvage and subrogation recoverable	365	126
Credit derivative assets	13	81
Deferred tax asset, net	497	276
Current income tax receivable	12	40
Financial guaranty variable interest entities (FG VIE) assets, at fair value	876	1,261
Other assets	317	294
Total assets	$14,151	$14,544

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$3,511	$3,996
Loss and loss adjustment expense reserve	1,127	1,067
Reinsurance balances payable, net	64	51
Long-term debt	1,306	1,300
Credit derivative liabilities	402	446
FG VIE liabilities with recourse, at fair value	807	1,225
FG VIE liabilities without recourse, at fair value	151	124
Other liabilities	279	272
Total liabilities	7,647	8,481

Shareholders' equity:
Common stock	1	1
Additional paid-in capital	1,060	1,342
Retained earnings	5,289	4,478
Accumulated other comprehensive income	149	237
Deferred equity compensation	5	5
Total shareholders' equity	6,504	6,063
Total liabilities and shareholders' equity	$14,151	$14,544

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues:
Net earned premiums	$236	$192	$864	$766
Net investment income	117	112	408	423
Net realized investment gains (losses)	(24)	(6)	(29)	(26)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(18)	(53)	29	(18)
Net unrealized gains (losses)	92	481	69	746
Net change in fair value of credit derivatives	74	428	98	728
Fair value gains (losses) on committed capital securities (CCS)	50	17	0	27
Fair value gains (losses) on FG VIEs	27	38	38	38
Bargain purchase gain and settlement of pre-existing relationships	—	—	259	214
Other income (loss)	(10)	(6)	39	37
Total revenues	470	775	1,677	2,207
Expenses:
Loss and loss adjustment expenses (LAE)	112	106	295	424
Amortization of deferred acquisition costs	5	5	18	20
Interest expense	25	25	102	101
Other operating expenses	57	55	245	231
Total expenses	199	191	660	776
Income (loss) before income taxes	271	584	1,017	1,431
Provision (benefit) for income taxes	74	155	136	375
Net income (loss)	$197	$429	$881	$1,056

Earnings per share:
Basic	$1.51	$3.05	$6.61	$7.12
Diluted	$1.49	$3.03	$6.56	$7.08

Assured Guaranty Ltd.
Operating Income Adjustments and Effect of FG VIE Consolidation (1 of 2)
(dollars in millions)

	Three Months Ended		Three Months Ended
	December 31, 2016		December 31, 2015
	Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)	Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)
Adjustments to revenues:
Net earned premiums	$—	$(4)	$—	$(5)
Net investment income	—	(1)	2	(23)
Net realized investment gains (losses)	(24)	—	(6)	—
Net change in fair value of credit derivatives	64	—	301	—
Fair value gains (losses) on CCS	50	—	17	—
Fair value gains (losses) on FG VIEs	—	27	—	38
Other income (loss)	(13)	0	(4)	0
Total revenue adjustments	77	22	310	10
Adjustments to expenses:
Loss expense	(5)	(3)	(98)	(10)
Other operating expenses	—	—	1	—
Total expense adjustments	(5)	(3)	(97)	(10)
Pre-tax adjustments	82	25	407	20
Tax effect of adjustments	24	9	108	7
After-tax adjustments	$58	$16	$299	$13

1)
The "Operating Income Adjustments" column represents the amounts recorded in the consolidated statements of operations that the Company removes to arrive at operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
The "Effect of FG VIE Consolidation" column represents the amounts included in the consolidated statements of operations and non-GAAP operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Operating Income Adjustments and Effect of FG VIE Consolidation (2 of 2)
(dollars in millions)

	Year Ended		Year Ended
	December 31, 2016		December 31, 2015
	Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)	Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)
Adjustments to revenues:
Net earned premiums	$—	$(16)	$—	$(21)
Net investment income	8	(10)	7	(32)
Net realized investment gains (losses)	(29)	—	(26)	—
Net change in fair value of credit derivatives	49	—	512	—
Fair value gains (losses) on CCS	0	—	27	—
Fair value gains (losses) on FG VIEs	—	38	—	38
Bargain purchase gain and settlement of pre-existing relationships	—	—	(37)	2
Other income (loss)	(34)	0	(13)	0
Total revenue adjustments	(6)	12	470	(13)
Adjustments to expenses:
Loss expense	20	(7)	(22)	(28)
Other operating expenses	1	—	2	—
Total expense adjustments	21	(7)	(20)	(28)
Pre-tax adjustments	(27)	19	490	15
Tax effect of adjustments	(13)	7	144	4
After-tax adjustments	$(14)	$12	$346	$11

1)
The "Operating Income Adjustments" column represents the amounts recorded in the consolidated statements of operations that the Company removes to arrive at operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
The "Effect of FG VIE Consolidation" column represents the amounts included in the consolidated statements of operations and non-GAAP operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (1 of 3)
(dollars in millions, except per share amounts)

Operating Income Reconciliation	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income (loss)	$197	$429	$881	$1,056
Less pre-tax adjustments:
Realized gains (losses) on investments	(24)	(5)	(30)	(27)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	68	400	36	505
Fair value gains (losses) on CCS	50	17	0	27
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(12)	(5)	(33)	(15)
Total pre-tax adjustments	82	407	(27)	490
Less tax effect on pre-tax adjustments	(24)	(108)	13	(144)
Operating income (non-GAAP)	$139	$130	$895	$710

Gain (loss) related to FG VIE consolidation (net of tax provision of $9, $7, $7 and $4) included in operating income	$16	$13	$12	$11

Per diluted share:
Net income (loss)	$1.49	$3.03	$6.56	$7.08
Less pre-tax adjustments:
Realized gains (losses) on investments	(0.18)	(0.04)	(0.23)	(0.19)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.52	2.83	0.27	3.39
Fair value gains (losses) on CCS	0.38	0.12	0.00	0.18
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.09)	(0.04)	(0.25)	(0.10)
Total pre-tax adjustments	0.63	2.87	(0.21)	3.28
Less tax effect on pre-tax adjustments	(0.19)	(0.76)	0.09	(0.96)
Operating income (non-GAAP)	$1.05	$0.92	$6.68	$4.76

Gain (loss) related to FG VIE consolidation included in operating income per diluted share	$0.12	$0.09	$0.10	$0.07

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. The prior-year non-GAAP financial measures have been updated to reflect the revised calculation as discussed in the explanation of Non-GAAP Financial Measures at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (2 of 3)
(dollars in millions, except per share amounts)

ROE Reconciliation and Calculation
	December 31,	September 30,	December 31,	September 30,	December 31,
	2016	2016	2015	2015	2014
Shareholders' equity	$6,504	$6,640	$6,063	$5,819	$5,758
Non-GAAP operating shareholders' equity	6,386	6,432	5,925	5,950	5,896
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity	(7)	(24)	(21)	(34)	(37)

		Three Months Ended		Year Ended
		December 31,		December 31,
		2016	2015	2016	2015
Net income (loss)		$197	$429	$881	$1,056
Operating income (non-GAAP)		139	130	895	710
Gain (loss) related to FG VIE consolidation included in operating income		16	13	12	11

Average shareholders' equity		$6,572	$5,941	$6,284	$5,911
Average non-GAAP operating shareholders' equity		6,409	5,938	6,156	5,911
Gain (loss) related to FG VIE consolidation included in average non-GAAP operating shareholders' equity		(16)	(28)	(14)	(29)

GAAP ROE (1)		12.0%	28.9%	14.0%	17.9%
Operating ROE (non-GAAP) (1)		8.7%	8.8%	14.5%	12.0%
Effect of FG VIE consolidation included in operating ROE		1.1%	1.0%	0.2%	0.2%

1)	Quarterly ROE calculations represent annualized returns.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. The prior-year non-GAAP financial measures have been updated to reflect the revised calculation as discussed in the explanation of Non-GAAP Financial Measures at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (3 of 3)
(dollars in millions, except per share amounts)

	As of
	December 31,	September 30,	December 31,	September 30,	December 31,
	2016	2016	2015	2015	2014
Reconciliation of shareholders' equity to non-GAAP adjusted book value:
Shareholders' equity	$6,504	$6,640	$6,063	$5,819	$5,758
Less pre-tax reconciling items:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(189)	(284)	(241)	(641)	(741)
Fair value gains (losses) on CCS	62	12	62	45	35
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	316	571	373	409	523
Less taxes	(71)	(91)	(56)	56	45
Non-GAAP operating shareholders' equity	6,386	6,432	5,925	5,950	5,896
Pre-tax reconciling items:
Less: Deferred acquisition costs	106	108	114	118	121
Plus: Net present value of estimated net future credit derivative revenue	136	155	169	217	159
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,922	3,038	3,384	3,468	3,461
Plus taxes	(832)	(868)	(968)	(1,006)	(960)
Non-GAAP adjusted book value	$8,506	$8,649	$8,396	$8,511	$8,435

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity (net of tax benefit of $4, $13, $11, $19 and $20)	(7)	(24)	(21)	(34)	(37)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value (net of tax benefit of $12, $21, $22, $34 and $33)	(24)	(40)	(43)	(60)	(60)

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. The prior-year non-GAAP financial measures have been updated to reflect the revised calculation as discussed in the explanation of Non-GAAP Financial Measures at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of December 31, 2016
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.	Assured Guaranty Re Ltd. (8)	Eliminations(3)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,321	$1,896	$487	$1,066	$(734)	$5,036
Contingency reserve(1)	1,236	772	260	—	(260)	2,008
Qualified statutory capital	3,557	2,668	747	1,066	(994)	7,044
Unearned premium reserve(1)	1,328	491	333	690	(333)	2,509
Loss and LAE reserves (1)	410	140	—	338	—	888
Total policyholders' surplus and reserves	5,295	3,299	1,080	2,094	(1,327)	10,441
Present value of installment premium(1)	200	156	2	144	(2)	500
CCS	200	200	—	—	—	400
Excess of loss reinsurance facility (2)	360	360	360	—	(720)	360
Total claims-paying resources (including proportionate MAC ownership for AGM and AGC)	6,055	4,015	1,442	2,238	(2,049)	11,701
Adjustment for MAC (4)	657	425	—	—	(1,082)	—
Total claims-paying resources (excluding proportionate MAC ownership for AGM and AGC)	$5,398	$3,590	$1,442	$2,238	$(967)	$11,701

Statutory net par outstanding (5)	$113,955	$34,479	$41,951	$73,132	$(1,049)	$262,468
Equity method adjustment (4)	25,465	16,486	—	—	(41,951)	—
Adjusted statutory net par outstanding (1)	$139,420	$50,965	$41,951	$73,132	$(43,000)	$262,468

Net debt service outstanding (5)	$175,668	$51,233	$61,829	$114,819	$(2,545)	$401,004
Equity method adjustment (4)	37,530	24,299	—	—	(61,829)	—
Adjusted net debt service outstanding (1)	$213,198	$75,532	$61,829	$114,819	$(64,374)	$401,004
Ratios:
Adjusted net par outstanding to qualified statutory capital	39:1	19:1	56:1	69:1		37:1
Capital ratio (6)	60:1	28:1	83:1	108:1		57:1
Financial resources ratio (7)	35:1	19:1	43:1	51:1		34:1

1)
The numbers shown for Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) have been adjusted to include (i) their 100% share of their respective United Kingdom insurance subsidiaries and (ii) their indirect share of Municipal Assurance Corp. (MAC). AGM and AGC own 60.7% and 39.3%, respectively, of the outstanding stock of Municipal Assurance Holdings Inc., which owns 100% of the outstanding common stock of MAC. Amounts include financial guaranty insurance and credit derivatives.

2)
Represents an aggregate $360 million excess-of-loss reinsurance facility for the benefit of AGC, AGM and MAC, which became effective January 1, 2016. The facility terminates on January 1, 2018, unless AGC, AGM and MAC choose to extend it.

3)
Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and (ii) MAC amounts, whose proportionate share are included in AGM and AGC based on ownership percentages. Net par and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net par related to intercompany cessions from AGM and AGC to MAC.

4)	Represents adjustments for AGM's and AGC's interest and indirect ownership of MAC.

5)	Net par outstanding and net debt service outstanding are presented on a statutory basis.

6)	The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.

7)	The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims-paying resources (including MAC adjustment for AGM and AGC).

8)
Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of U.S. statutory accounting practices prescribed or permitted by insurance regulatory authorities, except for contingency reserves.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of GWP to PVP for the Three Months Ended December 31, 2016 and December 31, 2015

	Three Months Ended					Three Months Ended
	December 31, 2016					December 31, 2015
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$70	$9	$4	$0	$83	$42	$43	$4	$(2)	$87
Less: Installment GWP and other GAAP adjustments(1)	(2)	9	1	0	8	(3)	43	2	(2)	40
Plus: Financial guaranty installment premium PVP	—	9	0	1	10	—	27	1	1	29
Plus: PVP of non-financial guaranty insurance	—	—	0	—	0	—	—	0	—	0
Total PVP	$72	$9	$3	$1	$85	$45	$27	$3	$1	$76

Gross par written	$5,465	$107	$47	$24	$5,643	$3,652	$567	$66	$59	$4,344

Reconciliation of GWP to PVP for the Year Ended December 31, 2016 and December 31, 2015

	Year Ended					Year Ended
	December 31, 2016					December 31, 2015
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S. (2)	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$142	$15	$(1)	$(2)	$154	$119	$41	$23	$(2)	$181
Less: Installment GWP and other GAAP adjustments(1)	(19)	15	(4)	(2)	(10)	(5)	41	21	(2)	55
Plus: Financial guaranty installment premium PVP	0	25	1	1	27	0	27	18	1	46
Plus: PVP of non-financial guaranty insurance	—	—	23	—	23	—	—	2	5	7
Total PVP	$161	$25	$27	$1	$214	$124	$27	$22	$6	$179

Gross par written	$16,039	$677	$1,114	$24	$17,854	$16,377	$567	$327	$65	$17,336

1)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, gross written premium adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

2)	Included in this category is a structured capital relief Triple-X excess of loss life reinsurance transaction written in the third quarter 2016.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended		Year Ended
	December 31, 2016		December 31, 2016
	Gross Par Written	Avg. Internal Rating	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$3,225	A-	$8,449	A-
Tax backed	855	A-	2,679	A-
Municipal utilities	427	BBB+	1,433	BBB
Transportation	607	A-	1,991	A-
Higher education	245	A	907	A-
Housing	11	A-	181	BBB
Infrastructure finance	95	BBB	244	BBB
Other public finance	—	--	155	A+
Total U.S. public finance	5,465	A-	16,039	A-
Non-U.S. public finance:
Regulated utilities	—	—	570	BBB+
Infrastructure finance	107	BBB	107	BBB
Total non-U.S. public finance	107	BBB	677	BBB+
Total public finance	$5,572	A-	$16,716	A-

U.S. structured finance:
Commercial receivables	$6	A-	$31	BBB
Insurance securitization	—	—	1,039	AA
Other structured finance	41	A	44	A
Total U.S. structured finance	47	A	1,114	AA
Non-U.S. structured finance:
Commercial Receivables	24	AAA	24	AAA
Total non-U.S. structured finance	24	AAA	24	AAA
Total structured finance	$71	AA-	$1,138	AA

Total gross par written	$5,643	A-	$17,854	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

									Year Ended
	1Q-15	2Q-15	3Q-15	4Q-15	1Q-16	2Q-16	3Q-16	4Q-16	2015	2016
PVP:
Public finance - U.S.	$13	$25	$41	$45	$31	$33	$25	$72	$124	$161
Public finance - non-U.S.	—	—	—	27	7	7	2	9	27	25
Structured finance - U.S.	18	1	0	3	—	1	23	3	22	27
Structured finance - non-U.S.	5	—	—	1	—	—	—	1	6	1
Total PVP	$36	$26	$41	$76	$38	$41	$50	$85	$179	$214

Reconciliation of GWP to PVP:

Total GWP	$32	$22	$40	$87	$19	$36	$16	$83	$181	$154
Less: Installment GWP and other GAAP adjustments	19	(3)	(1)	40	(12)	3	(9)	8	55	(10)
Plus: Financial guaranty installment premium PVP	17	1	(1)	29	7	7	3	10	46	27
Plus: PVP of non-financial guaranty insurance	6	0	1	0	0	1	22	0	7	23
Total PVP	$36	$26	$41	$76	$38	$41	$50	$85	$179	$214

Gross par written:
Public finance - U.S.	$2,441	$5,581	$4,703	$3,652	$2,749	$4,366	$3,459	$5,465	$16,377	$16,039
Public finance - non-U.S.	—	—	—	567	—	406	164	107	567	677
Structured finance - U.S.	261	—	—	66	—	3	1,064	47	327	1,114
Structured finance - non-U.S.	6	—	—	59	—	—	—	24	65	24
Total	$2,708	$5,581	$4,703	$4,344	$2,749	$4,775	$4,687	$5,643	$17,336	$17,854

Assured Guaranty Ltd.
Available-for-Sale Investment Portfolio and Cash
As of December 31, 2016
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio, available-for-sale:
Fixed maturity securities:
Obligations of states and political subdivisions(4)	$4,954	3.80%	3.52%	$5,092	$188
Insured obligations of state and political subdivisions (2)(4)	315	4.91%	4.52%	340	15
U.S. Treasury securities and obligations of U.S. government agencies	285	1.54%	1.11%	291	4
Agency obligations	139	4.46%	3.68%	149	6
Corporate securities (4)	1,612	3.69%	2.90%	1,613	60
Mortgage-backed securities (MBS):
Residential MBS (RMBS) (3)(4)	998	4.67%	3.51%	987	47
Commercial MBS (CMBS)	575	3.21%	2.52%	583	19
Asset-backed securities (4)	835	6.69%	4.43%	945	56
Foreign government securities	261	1.85%	1.21%	233	5
Total fixed maturity securities	9,974	4.01%	3.34%	10,233	400
Short-term investments	590	0.23%	0.15%	590	1
Cash (5)	118	—%	—%	118	—
Total	$10,682	3.80%	3.16%	$10,941	$401

Ratings (6):	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$291	2.8%
Agency obligations	149	1.5%
AAA/Aaa	1,182	11.5%
AA/Aa	5,166	50.5%
A/A	1,835	17.9%
BBB	191	1.9%
Below investment grade (BIG) (7)	1,380	13.5%
Not rated	39	0.4%
Total fixed maturity securities, available-for-sale	$10,233	100.0%

Duration of fixed maturity securities and short-term investments (in years):		5.3

Average ratings of fixed maturity securities and short-term investments		A+

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Financial Services LLC (S&P) or Moody's Investors Service, Inc. (Moody's),

average A+. Includes fair value of $138 million insured by AGC and AGM.

3)	Includes fair value of $237 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Cash is not included in the yield calculation.

6)
Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation bonds) or other risk management strategies which use internal ratings classifications.

7)
Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $2,141 million in par with carrying value of $1,376 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Effect of FG VIE Consolidation on Expected PV Net Earned Premiums and Accretion of Discount	Future Credit Derivative Revenues
2016 (as of December 31)		$437,535
2017 Q1	$12,576	424,959	$89	$4	$(4)	$7
2017 Q2	12,636	412,323	87	4	(4)	6
2017 Q3	15,916	396,407	82	4	(3)	5
2017 Q4	9,458	386,949	80	4	(3)	3
2018	36,271	350,678	304	13	(11)	11
2019	28,877	321,801	268	12	(9)	10
2020	22,098	299,703	243	11	(7)	9
2021	21,912	277,791	223	10	(6)	10

2017-2021	159,744	277,791	1,376	62	(47)	61
2022-2026	97,336	180,455	856	39	(20)	36
2027-2031	72,951	107,504	545	23	(12)	26
2032-2036	53,347	54,157	315	12	(11)	23
After 2036	54,157	—	250	9	(2)	26
Total	$437,535		$3,342	$145	$(92)	$172

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of December 31, 2016. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.

2)	See page 17, ‘‘Net Expected Loss to be Expensed.’’

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2016 (as of December 31)						$25,139
2017 Q1	$3,173	$256	$50	$96	$3,575	21,564
2017 Q2	2,558	245	17	150	2,970	18,594
2017 Q3	2,173	218	(9)	76	2,458	16,136
2017 Q4	832	206	(9)	140	1,169	14,967
2018	756	771	(19)	573	2,081	12,886
2019	433	841	7	605	1,886	11,000
2020	69	648	(2)	342	1,057	9,943
2021	77	561	2	560	1,200	8,743

2017-2021	10,071	3,746	37	2,542	16,396	8,743
2022-2026	337	1,253	282	1,820	3,692	5,051
2027-2031	366	312	888	981	2,547	2,504
2032-2036	618	123	237	881	1,859	645
After 2036	193	203	96	153	645	—
Total structured finance	$11,585	$5,637	$1,540	$6,377	$25,139

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2016 (as of December 31)		$271,179
2017 Q1	$5,721	265,458
2017 Q2	6,473	258,985
2017 Q3	10,385	248,600
2017 Q4	5,298	243,302
2018	22,927	220,375
2019	16,706	203,669
2020	11,411	192,258
2021	11,642	180,616

2017-2021	90,563	180,616
2022-2026	56,351	124,265
2027-2031	45,712	78,553
2032-2036	37,057	41,496
After 2036	41,496	—
Total public finance	$271,179

Net par outstanding (end of period)

	1Q-15	2Q-15	3Q-15	4Q-15	1Q-16	2Q-16	3Q-16	4Q-16
Public finance - U.S.	$313,444	$312,182	$300,732	$291,866	$282,055	$272,114	$258,650	$244,798
Public finance - non-U.S.	29,619	32,319	30,103	29,577	29,385	28,128	28,239	26,381
Structured finance - U.S.	38,430	38,906	35,435	31,770	30,452	25,562	24,387	22,057
Structured finance - non-U.S.	7,606	6,977	6,091	5,358	5,123	4,060	4,049	3,082
Net par outstanding	$389,099	$390,384	$372,361	$358,571	$347,015	$329,864	$315,325	$296,318

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Net Expected Loss to be Expensed
As of December 31, 2016
(dollars in millions)

Net Expected Loss to be Expensed (1)
GAAP

2017 Q1	$8
2017 Q2	10
2017 Q3	8
2017 Q4	9
2018	34
2019	32
2020	32
2021	28

2017-2021	161
2022-2026	117
2027-2031	82
2032-2036	44
After 2036	17
Total expected PV of net expected loss to be expensed(2)	421
Future accretion	373
Total expected future loss and LAE	$794

1)	The present value of net expected loss to be paid is discounted using risk free rates ranging from 0.0% to 3.23% for U.S. dollar denominated obligations.

2)	Excludes $64 million related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 4)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	December 31, 2016		December 31, 2015
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$107,717	A	$126,255	A
Tax backed	49,931	A-	58,062	A
Municipal utilities	37,603	A	45,936	A
Transportation	19,403	A-	23,454	A
Healthcare	11,238	A	15,006	A
Higher education	10,085	A	11,936	A
Infrastructure finance	3,769	BBB+	4,993	BBB
Housing	1,559	A-	2,037	A
Investor-owned utilities	697	BBB+	916	A-
Other public finance	2,796	A	3,271	A
Total U.S. public finance	244,798	A	291,866	A
Non-U.S. public finance:
Infrastructure finance	10,731	BBB	12,728	BBB
Regulated utilities	9,263	BBB+	10,048	BBB+
Pooled infrastructure	1,513	AAA	1,879	AA
Other public finance	4,874	A	4,922	A
Total non-U.S. public finance	26,381	BBB+	29,577	BBB+
Total public finance	$271,179	A-	$321,443	A

U.S. structured finance:
Pooled corporate obligations	$10,050	AAA	$16,008	AAA
RMBS	5,637	BBB-	7,067	BBB-
Insurance securitizations	2,308	A+	3,000	A+
Consumer receivables	1,652	BBB+	2,099	A-
Financial products	1,540	AA-	1,906	AA-
Commercial receivables	230	BBB-	427	BBB+
CMBS and other commercial real estate related exposures	43	A	533	AAA
Other structured finance	597	AA-	730	AA-
Total U.S. structured finance	22,057	A+	31,770	AA-

Non-U.S. structured finance:
Pooled corporate obligations	1,535	AA	3,645	AA
RMBS	604	A-	492	BBB
Commercial receivables	356	BBB+	600	BBB+
Other structured finance	587	AA	621	AA-
Total non-U.S. structured finance	3,082	AA-	5,358	AA-
Total structured finance	$25,139	AA-	$37,128	AA-

Total	$296,318	A	$358,571	A

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 4)
As of December 31, 2016
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$2,066	0.8%	$2,221	8.4%	9,757	44.2%	1,447	47.0%	$15,491	5.2%
AA	46,420	19.0	170	0.6	5,773	26.2	127	4.1	52,490	17.7
A	133,829	54.7	6,270	23.8	1,589	7.2	456	14.8	142,144	48.0
BBB	55,103	22.5	16,378	62.1	879	4.0	759	24.6	73,119	24.7
BIG	7,380	3.0	1,342	5.1	4,059	18.4	293	9.5	13,074	4.4
Net Par Outstanding (1)(2)	$244,798	100.0%	$26,381	100.0%	$22,057	100.0%	$3,082	100.0%	$296,318	100.0%

1)
As of December 31, 2016, excludes $2.1 billion of net par as a result of loss mitigation strategies, including loss mitigation securities held in the investment portfolio, which are primarily BIG. Includes $2.9 billion of net par from the acquisition of CIFG Assurance North America, Inc. (CIFG).

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 4)
As of December 31, 2016
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total

U.S.:
U.S. public finance:
California	$42,404	14.3%
Texas	20,599	7.0
Pennsylvania	20,232	6.8
New York	19,637	6.6
Illinois	17,967	6.1
Florida	12,643	4.3
New Jersey	12,560	4.2
Michigan	7,985	2.7
Georgia	6,372	2.2
Ohio	5,554	1.9
Other states	78,845	26.6
Total public finance	244,798	82.7
U.S. structured finance:	22,057	7.4
Total U.S.	266,855	90.1

Non-U.S.:
United Kingdom	15,940	5.4
Australia	3,036	1.0
Canada	2,730	0.9
France	1,809	0.6
Italy	1,311	0.4
Other	4,637	1.6
Total non-U.S.	29,463	9.9

Total net par outstanding	$296,318	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (4 of 4)
As of December 31, 2016
(dollars in millions)

Net Direct Economic Exposure to Selected European Countries (1)

	Hungary	Italy	Portugal	Spain	Turkey (4)	Total

Sub-sovereign exposure (2)	$236	$880	$76	$342	—	$1,534
Non-sovereign exposure (3)	114	399	—	—	202	715
Total	$350	$1,279	$76	$342	$202	$2,249

Total BIG	$283	$—	$76	$342	$—	$701

1)	While exposures are shown in U.S. dollars, the obligations are in various currencies, primarily euros.

2)
Sub-sovereign exposure in Selected European Countries includes transactions backed by receivables from, or supported by, sub-sovereigns, which are governmental or government-backed entities other than the ultimate governing body of the country.

3)	Non-sovereign exposure in Selected European Countries includes debt of regulated utilities, RMBS and diversified payment rights (DPR) securitizations.

4)
The $202 million net insured par exposure in Turkey is to DPR securitizations sponsored by a major Turkish bank. These DPR securitizations were established outside of Turkey and involve payment orders in U.S. dollars, pounds sterling and Euros from persons outside of Turkey to beneficiaries in Turkey who are customers of the sponsoring bank. The sponsoring bank's correspondent banks have agreed to remit all such payments to a trustee-controlled account outside Turkey, where debt service payments for the DPR securitization are given priority over payments to the sponsoring bank.

Please refer to the Glossary for an explanation of the Company's net par outstanding, internal rating approach and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of December 31, 2016
(dollars in millions)

Exposure to Puerto Rico

	Gross Par Outstanding	Net Par Outstanding	Gross Debt Service Outstanding	Net Debt Service Outstanding
Total	$5,435	$4,786	$9,038	$8,089

Net Exposure to Puerto Rico by Risk(1)

	Net Par Outstanding
	AGM	AGC	AG Re	Eliminations (2)	Total Net Par Outstanding (3)	Gross Par Outstanding
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds (5)	$680	$378	$421	$(3)	$1,476	$1,577
Puerto Rico Public Buildings Authority (PBA)(5)	11	169	0	(11)	169	174
Public Corporations - Certain Revenues Potentially Subject to Clawback(4)
Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue)(5)(6)	273	519	209	(83)	918	949
PRHTA (Highways revenue)	213	93	44	—	350	556
Puerto Rico Convention Center District Authority (PRCCDA)	—	152	—	—	152	152
Puerto Rico Infrastructure Financing Authority (PRIFA)(5)	—	17	1	—	18	18
Other Public Corporations
Puerto Rico Electric Power Authority (PREPA)	417	73	234	—	724	876
Puerto Rico Aqueduct and Sewer Authority (PRASA)	—	285	88	—	373	373
Puerto Rico Municipal Finance Agency (MFA)	175	61	98	—	334	488
Puerto Rico Sales Tax Financing Corporation (COFINA)	262	—	9	—	271	271
University of Puerto Rico	—	1	—	—	1	1
Total net exposure to Puerto Rico	$2,031	$1,748	$1,104	$(97)	$4,786	$5,435

1)	The general obligation bonds of Puerto Rico and various obligations of its related authorities and public corporations are rated BIG.

2)
Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

3)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $31 million and a fully accreted net par at maturity of $63 million. Of these amounts, current net par of $19 million and fully accreted net par at maturity of $50 million relate to the COFINA, current net par of $7 million and fully accreted net par at maturity of $7 million relate to the PRHTA, and current net par of $5 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

4)
The Governor issued executive orders on November 30, 2015, and December 8, 2015, directing the Puerto Rico Department of Treasury and the Puerto Rico Tourism Company to retain or transfer certain taxes and revenues pledged to secure the payment of bonds issued by PRHTA, PRIFA and PRCCDA. On January 7, 2016 the Company sued various Puerto Rico governmental officials in the United States District Court, District of Puerto Rico asserting that this attempt to “claw back” pledged taxes and revenues is unconstitutional, and demanding declaratory and injunctive relief. On October 14, 2016, the Commonwealth defendants filed a notice of automatic stay under the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA).

5)	As of the date of this filing, the Company has paid claims on these credits.

6)	The December 31, 2016 amount includes $46 million of net par from the acquisition of CIFG.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of December 31, 2016
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico (1)

	2017 (1Q)	2017 (2Q)	2017 (3Q)	2017 (4Q)	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027 -2031	2032 -2036	2037 -2041	2042 -2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$0	$0	$93	$0	$75	$82	$136	$16	$36	$15	$73	$68	$34	$254	$489	$105	$—	$1,476
PBA	—	—	28	—	—	3	5	13	0	6	0	7	11	42	54	—	—	169
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	0	0	36	0	38	32	25	18	28	34	4	29	24	156	295	194	5	918
PRHTA (Highways revenue)	—	—	10	—	10	21	22	26	6	8	8	8	0	62	169	—	—	350
PRCCDA	—	—	—	—	—	—	—	—	—	—	—	—	—	19	133	—	—	152
PRIFA	—	—	—	—	2	—	—	—	—	2	—	—	—	—	—	14	—	18
Other Public Corporations
PREPA	0	0	5	—	4	25	42	21	22	81	78	52	89	279	26	0	—	724
PRASA	—	—	—	—	—	—	—	—	—	—	2	25	26	57	—	2	261	373
MFA	—	—	48	—	47	44	37	33	33	16	12	12	25	27	—	—	—	334
COFINA	0	0	0	0	(1)	(1)	(1)	(2)	(2)	1	0	(2)	(2)	(7)	34	102	152	271
University of Puerto Rico	—	—	0	—	0	0	0	0	0	0	0	0	0	0	1	—	—	1
Total net par for Puerto Rico	$0	$0	$220	$0	$175	$206	$266	$125	$123	$163	$177	$199	$207	$889	$1,201	$417	$418	$4,786

1)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $31 million and a fully accreted net par at maturity of $63 million. Of these amounts, current net par of $19 million and fully accreted net par at maturity of $50 million relate to the COFINA, current net par of $7 million and fully accreted net par at maturity of $7 million relate to the PRHTA, and current net par of $5 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of December 31, 2016
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico (1)

	2017 (1Q)	2017 (2Q)	2017 (3Q)	2017 (4Q)	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027 -2031	2032 -2036	2037 -2041	2042 -2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$38	$0	$131	$0	$146	$150	$200	$73	$93	$69	$127	$118	$81	$445	$595	$112	$—	$2,378
PBA	4	—	32	—	7	10	13	20	6	13	6	12	17	58	62	—	—	260
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	24	0	60	0	84	76	67	59	68	72	41	65	59	308	404	229	5	1,621
PRHTA (Highways revenue)	10	—	19	—	29	39	39	42	20	21	21	21	13	120	196	—	—	590
PRCCDA	3	—	4	—	7	7	7	7	7	7	7	7	7	50	151	—	—	271
PRIFA	0	—	0	—	3	1	1	1	1	3	1	1	1	4	3	15	—	35
Other Public Corporations
PREPA	15	2	20	2	37	58	74	52	50	109	102	72	107	322	29	0	—	1,051
PRASA	10	—	10	—	20	19	19	19	19	19	21	44	44	129	68	70	327	838
MFA	8	—	57	—	62	56	47	40	39	21	16	15	27	30	—	—	—	418
COFINA	6	0	6	0	13	13	13	13	13	15	15	13	13	68	103	162	160	626
University of Puerto Rico	0	—	0	—	0	0	0	0	0	0	0	0	0	0	1	—	—	1
Total net par for Puerto Rico	$118	$2	$339	$2	$408	$429	$480	$326	$316	$349	$357	$368	$369	$1,534	$1,612	$588	$492	$8,089

1)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $31 million and a fully accreted net par at maturity of $63 million. Of these amounts, current net par of $19 million and fully accreted net par at maturity of $50 million relate to the COFINA, current net par of $7 million and fully accreted net par at maturity of $7 million relate to the PRHTA, and current net par of $5 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of December 31, 2016
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$8,785	76.6%	22.1%	23.5%
AA	1,382	12.0	43.1	54.2
A	519	4.5	30.0	36.2
BBB	244	2.1	44.1	44.6
BIG	546	4.8	30.4	18.2
Total exposures	$11,476	100.0%	25.9%	27.9%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
Synthetic investment grade pooled corporates	$7,224	63.0%	21.3%	18.9%	AAA
CBOs/CLOs	2,024	17.6	29.1	46.5	AAA
Trust preferred
Banks and insurance	1,505	13.1	43.3	46.8	A
U.S. mortgage and real estate investment trusts	387	3.4	48.2	50.2	BBB
Other pooled corporates	336	2.9	—	—	A-
Total exposures	$11,476	100.0%	25.9%	27.9%	AAA

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Consolidated U.S. RMBS Profile
As of December 31, 2016
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
AAA	$2	$174	$28	$1,471	$0	$1,675
AA	24	240	52	276	0	592
A	14	11	0	85	0	111
BBB	24	5	—	80	0	108
BIG	141	570	81	1,134	1,225	3,151
Total exposures	$205	$1,000	$161	$3,045	$1,225	$5,637

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
2004 and prior	$31	$43	$15	$959	$74	$1,122
2005	102	376	30	164	264	936
2006	72	76	28	682	352	1,210
2007	—	504	89	1,176	536	2,305
2008	—	—	—	65	—	65
Total exposures	$205	$1,000	$161	$3,045	$1,225	$5,637

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 5)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	December 31, 2016	December 31, 2015
U.S. public finance:
General obligation	$3,186	$2,964
Tax backed	2,249	2,389
Municipal utilities	1,152	1,247
Infrastructure finance	368	403
Higher education	164	244
Healthcare	134	350
Transportation	87	86
Housing	19	19
Other public finance	21	82
Total U.S. public finance	7,380	7,784
Non-U.S. public finance:
Infrastructure finance	1,037	1,053
Other public finance	305	325
Total non-U.S. public finance	1,342	1,378
Total public finance	$8,722	$9,162

U.S. structured finance:
RMBS	$3,151	$3,973
Pooled corporate obligations	430	806
Consumer receivables	233	305
Insurance securitizations	126	216
Commercial receivables	103	75
Other structured finance	16	94
Total U.S. structured finance	4,059	5,469
Non-U.S. structured finance:
Pooled corporate obligations	185	386
Commercial receivables	61	63
RMBS	47	103
Total non-U.S. structured finance	293	552
Total structured finance	$4,352	$6,021
Total BIG net par outstanding	$13,074	$15,183

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 5)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	December 31, 2016	December 31, 2015
Category 1
U.S. public finance	$2,403	$4,765
Non-U.S. public finance	1,288	875
U.S. structured finance	594	1,874
Non-U.S. structured finance	210	509
Total Category 1	4,495	8,023
Category 2
U.S. public finance	3,122	2,883
Non-U.S. public finance	54	503
U.S. structured finance	800	700
Non-U.S. structured finance	83	43
Total Category 2	4,059	4,129
Category 3
U.S. public finance	1,855	136
Non-U.S. public finance	—	—
U.S. structured finance	2,665	2,895
Non-U.S. structured finance	—	—
Total Category 3	4,520	3,031
BIG Total	$13,074	$15,183

1)
Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which is a claim that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 5)
As of December 31, 2016
(dollars in millions)

Public Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating
Name or description
U.S. public finance:
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	$1,663	CCC-
Puerto Rico Highways & Transportation Authority	1,268	CC-
Puerto Rico Electric Power Authority	724	CC
Puerto Rico Aqueduct & Sewer Authority	373	CCC
Oyster Bay, New York	358	BB+
Louisville Arena Authority Inc.	334	BB
Puerto Rico Municipal Finance Agency	334	CCC-
Puerto Rico Sales Tax Financing Corporation	271	CCC+
Puerto Rico Convention Center District Authority	152	CC-
Woonsocket (City of), Rhode Island	135	BB
Stockton Pension Obligation Bonds, California	113	D
Penn Hills School District, Pennsylvania	107	BB
Butler County General Authority, Pennsylvania	105	BB
Detroit-Wayne County Stadium Authority, Michigan	88	BB-
Orange County Tourist Development Tax, Florida	86	BB+
Atlantic City, New Jersey	65	BB
Pennsylvania Economic Development Financing Authority (Capitol Region Parking System)	62	BB
Southlands Metropolitan District No. 1, Colorado	51	BB-
University of the Arts, Pennsylvania	51	BB
Total	$6,340

Non-U.S. public finance:
Reliance Rail Finance Pty Limited	$496	BB
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	236	BB-
Valencia Fair	229	BB-
Autovia de la Mancha, S.A.	108	BB-
CountyRoute (A130) plc	87	BB-
Metropolitano de Porto Lease and Sublease of Railroad Equipment	54	B+
Breeze Finance S.A.	52	B-
Total	$1,262
Total	$7,602

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 5)
As of December 31, 2016
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	Net Par Outstanding	Internal Rating	Current Credit Enhancement	60+ Day Delinquencies
Name or description
U.S. structured finance:
RMBS:
Option One 2007-FXD2	$237	CCC	0.0%	17.7%
Countrywide HELOC 2006-I	189	B	0.0%	3.0%
Soundview 2007-WMC1	165	CCC	—%	40.7%
Nomura Asset Accept. Corp. 2007-1	160	CCC	0.0%	24.7%
MABS 2007-NCW	142	CCC	0.0%	34.7%
Countrywide Home Equity Loan Trust 2007-D	119	CCC	0.0%	2.9%
New Century 2005-A	112	CCC	5.6%	18.7%
Countrywide Home Equity Loan Trust 2005-J	103	CCC	0.1%	4.4%
Countrywide HELOC 2006-F	100	CCC	0.0%	6.4%
Countrywide HELOC 2005-D	96	CCC	0.0%	5.2%
Countrywide HELOC 2007-A	91	CCC	0.0%	3.5%
Countrywide HELOC 2007-B	90	B	0.0%	3.5%
IndyMac 2007-H1 HELOC	74	CCC	—%	2.6%
Doral 2006-1	72	B	7.3%	23.6%
Soundview (Delta) 2008-1	65	CCC	0.1%	22.5%
GMACM 2004-HE3	55	CCC	0.0%	6.0%
Ace 2007-D1	54	CCC	1.9%	25.9%
Ace Home Equity Loan Trust 2007-SL1	54	CCC	—%	6.5%
Total RMBS	$1,978

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (5 of 5)
As of December 31, 2016
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million (continued)

	Net Par Outstanding	Internal Rating	Current Credit Enhancement
Name or description
U.S. structured finance:
Non-RMBS:
Alesco Preferred Funding XVI, Ltd.	$175	BB	22.4%
Taberna Preferred Funding II, Ltd.	129	BB	34.9%
US Capital Funding IV, LTD	126	CCC	11.9%
Ballantyne Re Plc	85	CC	N/A
National Collegiate Trust Series 2006-2	68	CCC	N/A
Subtotal non-RMBS	$583
Subtotal U.S. structured finance	$2,561

Non-U.S. structured finance:
Private Pooled Corporate Transaction	$88	BB	N/A
Gleneagles Funding Ltd.	54	BB	N/A
Subtotal Non-U.S. structured finance	$142
Total	$2,703

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of December 31, 2016
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating

New Jersey (State of)	$4,468	BBB+
Illinois (State of)	2,269	BBB+
California (State of)	1,849	A
New York (City of) New York	1,804	A+
Pennsylvania (Commonwealth of)	1,771	A-
Chicago (City of) Illinois	1,699	BBB+
New York (State of)	1,670	A+
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	1,663	CCC-
Massachusetts (Commonwealth of)	1,627	AA
Port Authority of New York & New Jersey	1,337	BBB+
Puerto Rico Highways & Transportation Authority	1,268	CC-
Wisconsin (State of)	1,257	A+
Chicago Public Schools, Illinois	1,244	BBB-
Georgia Board of Regents	1,228	A
North Texas Tollway Authority	1,214	A
Philadelphia (City of) Pennsylvania	1,164	BBB+
Massachusetts (Commonwealth of) Water Resources	1,146	AA
New York Metropolitan Transportation Authority	1,109	A
Los Angeles Unified School District, California	1,070	AA-
Great Lakes Water Authority (Sewerage), Michigan	1,054	BBB+
Arizona (State of)	964	A+
Miami-Dade County Aviation, Florida	892	A
Philadelphia School District, Pennsylvania	836	A-
Long Island Power Authority	808	BBB+
Atlanta, Georgia Water & Sewer System	792	A-
Pennsylvania Turnpike Commission	777	A-
Miami-Dade County, Florida Water & Sewer	730	A+
Puerto Rico Electric Power Authority	724	CC
Kentucky (Commonwealth of)	718	A+
Oglethorpe Power Corporation, Georgia	718	BBB+
Metropolitan Pier & Exposition Authority, Illinois	699	BBB
Regional Transportation Authority, Illinois	688	AA-
Nassau County, New York	688	A-
San Jose Airport, California	686	BBB+
Jefferson County Alabama Sewer	645	BBB-
Miami-Dade County, Florida	634	A+
San Diego Unified School District, California	632	AA
Miami-Dade County School Board, Florida	619	A-
California (State of) Department of Water Resources - Electric Power Revenue	615	AA-
Garden State Preservation Trust (Open Space & Farmland), New Jersey	615	A-
Sacramento County, California	611	A-
Central Florida Expressway Authority, Florida	605	A+
Suffolk County, New York	597	BBB
San Francisco (City & County) Airports Commission	583	A
New Jersey Turnpike Authority, New Jersey	570	A-
District of Columbia	563	AA-
New York City Municipal Water Finance Authority	555	AA
Las Vegas-McCarran International Airport, Nevada	548	A
Utah Transit Authority, Utah	546	AA+
Industry Urban Development Agency, California	541	BBB+
Total top 50 U.S. public finance exposures	$52,110

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of December 31, 2016
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating	Credit Enhancement
Private US Insurance Securitization	$800	AA	N/A
Synthetic Investment Grade Pooled Corporate CDO	766	AAA	14.8%
Synthetic Investment Grade Pooled Corporate CDO	744	AAA	26.7%
Synthetic Investment Grade Pooled Corporate CDO	655	AAA	14.9%
Synthetic Investment Grade Pooled Corporate CDO	563	AAA	23.4%
Synthetic Investment Grade Pooled Corporate CDO	516	AAA	14.3%
Private US Insurance Securitization	500	AA	N/A
Synthetic Investment Grade Pooled Corporate CDO	450	AAA	17.2%
SLM Private Credit Student Trust 2007-A	450	A-	18.2%
Synthetic Investment Grade Pooled Corporate CDO	440	AAA	21.2%
LIICA Holdings, LLC	428	AA	N/A
Fortress Credit Opportunities I, LP.	422	AA	50.5%
Synthetic Investment Grade Pooled Corporate CDO	400	AAA	17.6%
Synthetic Investment Grade Pooled Corporate CDO	380	AAA	29.2%
SLM Private Credit Student Loan Trust 2006-C	356	A+	23.3%
Synthetic Investment Grade Pooled Corporate CDO	345	AAA	16.3%
Synthetic Investment Grade Pooled Corporate CDO	295	AAA	14.2%
Synthetic Investment Grade Pooled Corporate CDO	283	AAA	30.3%
Cent CDO 15 Limited	271	AAA	19.2%
Private US Insurance Securitization	250	AA	N/A
Option One 2007-FXD2	237	CCC	0.0%
Cent CDO 12 Limited	227	AAA	28.4%
Timberlake Financial, LLC Floating Insured Notes	204	BBB-	N/A
Synthetic Investment Grade Pooled Corporate CDO	204	AAA	9.2%
Synthetic Investment Grade Pooled Corporate CDO	204	AAA	10.4%
Countrywide HELOC 2006-I	189	B	0.0%
Alesco Preferred Funding XVI, Ltd.	175	BB	22.4%
Synthetic Investment Grade Pooled Corporate CDO	170	AAA	27.6%
Access Group Private Student Loan Series 2007-A	166	AA	26.7%
Soundview 2007-WMC1	165	CCC	—%
Nomura Asset Accept. Corp. 2007-1	160	CCC	0.0%
CWALT Alternative Loan Trust 2007-HY9	159	A	0.0%
CWABS 2007-4	147	A+	0.0%
MABS 2007-NCW	142	CCC	0.0%
ALESCO Preferred Funding XIII, Ltd.	137	AA	51.8%
Taberna Preferred Funding II, Ltd.	129	BB	34.9%
US Capital Funding IV, LTD	126	CCC	11.9%
Trapeza CDO XI	120	A-	50.1%
Countrywide Home Equity Loan Trust 2007-D	119	CCC	0.0%
New Century 2005-A	112	CCC	5.6%
OwnIt Mortgage Loan ABS Certificates 2006-3	111	AAA	19.5%
Structured Asset Investment Loan Trust 2006-1	111	AAA	9.9%
First Franklin Mortgage Loan ABS 2005-FF12	111	AAA	74.4%
New Century Home Equity Loan Trust 2006-1	111	AAA	9.9%
Soundview Home Equity Loan Trust 2006-OPT1	111	AAA	46.6%
Merrill Lynch Mortgage Investors 2006-HE1	111	AAA	74.2%
ALESCO Preferred Funding XI	110	AA	52.8%
Private Other Structured Finance Transaction	110	AAA	N/A
Private Other Structured Finance Transaction	110	AAA	N/A
Countrywide 2007-13	109	AA-	19.6%
Total top 50 U.S. structured finance exposures	$13,711

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of December 31, 2016
(dollars in millions)

25 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Hydro-Quebec, Province of Quebec	Canada	$1,985	A+
Thames Water Utility Finance PLC	United Kingdom	1,146	A-
Societe des Autoroutes du Nord et de l'Est de France S.A.	France	926	BBB+
Channel Link Enterprises Finance PLC	France, United Kingdom	768	BBB
Verbund - Lease and Sublease of Hydro-Electric Equipment	Austria	677	AAA
Capital Hospitals (Barts)	United Kingdom	671	BBB-
Sydney Airport Finance Company	Australia	631	BBB
Southern Water Services Limited	United Kingdom	615	A-
InspirED Education (South Lanarkshire) PLC	United Kingdom	608	BBB-
Southern Gas Networks PLC	United Kingdom	556	BBB
International Infrastructure Pool	United Kingdom	540	AAA
Campania Region - Healthcare receivable	Italy	533	BBB-
Reliance Rail Finance Pty. Limited	Australia	496	BB
International Infrastructure Pool	United Kingdom	486	AAA
International Infrastructure Pool	United Kingdom	486	AAA
Envestra Limited	Australia	470	BBB+
Scotland Gas Networks PLC	United Kingdom	428	BBB
United Utilities Water plc	United Kingdom	421	BBB+
Central Nottinghamshire Hospitals PLC	United Kingdom	418	BBB
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	389	BBB
National Grid Gas plc	United Kingdom	374	BBB+
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	371	BBB
Yorkshire Water Services Finance PLC	United Kingdom	353	A-
Wessex Water Services Finance PLC	United Kingdom	336	BBB+
Severn Trent Water Utilities Finance PLC	United Kingdom	332	BBB+
Total top 25 non-U.S. exposures		$15,016

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of December 31, 2016
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicer Exposures

Servicer:	Net Par Outstanding
Ocwen Loan Servicing, LLC (1)	$1,744
Specialized Loan Servicing, LLC	1,426
Bank of America, N.A. (2)	1,219
Wells Fargo Bank NA	524
JPMorgan Chase Bank	220
Select Portfolio Servicing, Inc.	129
Banco Popular de Puerto Rico	72
Ditech Financial LLC	53
Carrington Mortgage Services, LLC	44
Citicorp Mortgage Securities, Inc.	36
Total top 10 U.S. residential mortgage servicer exposures	$5,467

1) Includes GMAC Mortgage LLC, Residential Funding Inc. and Homeward Residential Inc.

2)	Includes Countrywide Home Loans Servicing LP.

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating	State
MultiCare Health System	$386	AA-	WA
Children's National Medical Center, District of Columbia	350	A-	DC
CHRISTUS Health	335	A	TX
Methodist Healthcare	331	A+	TN
Carolina HealthCare System	319	AA-	NC
Bon Secours Health System Obligated Group	318	A-	MD
Dignity Health, California	274	A	CA
Mercy Health (f/k/a Catholic Health Partners)	272	A	OH
Columbus Regional Healthcare System Inc.	269	BBB-	GA
Palmetto Health Alliance, South Carolina	269	A-	SC
Total top 10 U.S. healthcare exposures	$3,123

Please refer to the Glossary for the Company's internal rating approach and presentation of net par outstanding.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid(1) for the Three Months Ended December 31, 2016

	Net Expected Loss to be Paid (Recovered) at September 30, 2016	Economic Loss Development During 4Q-16	(Paid) Recovered Losses During 4Q-16	Net Expected Loss to be Paid (Recovered) as of December 31, 2016
Public finance:
U.S. public finance	$816	$58	$(3)	$871
Non-U.S public finance	38	(5)	—	33
Public finance	854	53	(3)	904

Structured finance:
U.S. RMBS (2)	148	48	10	206
Triple-X life insurance transactions	54	(1)	1	54
Other structured finance	34	2	(2)	34
Structured finance	236	49	9	294
Total	$1,090	$102	$6	$1,198

Rollforward of Net Expected Loss and LAE to be Paid(1) for the Year Ended December 31, 2016

	Net Expected Loss to be Paid (Recovered) as of December 31, 2015	Net Expected Loss to be Paid (Recovered) on CIFG as of July 1, 2016	Economic Loss Development During 2016	(Paid) Recovered Losses During 2016	Net Expected Loss to be Paid (Recovered) as of December 31, 2016
Public finance:
U.S. public finance	$771	$40	$276	$(216)	$871
Non-U.S public finance	38	2	(7)	—	33
Public finance	809	42	269	(216)	904

Structured finance:
U.S. RMBS (2)	409	(22)	(91)	(90)	206
Triple-X life insurance transactions	99	—	(22)	(23)	54
Other structured finance	74	2	(17)	(25)	34
Structured finance	582	(20)	(130)	(138)	294
Total	$1,391	$22	$139	$(354)	$1,198

1)	Includes expected loss to be paid, economic loss development and paid (recovered) losses for all contracts (i.e. those accounted for as insurance, credit derivatives and FG VIEs).

2)	Includes future net representations and warranties (R&W) recoverable (payable) of $79 million as of December 31, 2015, $(37) million as of September 30, 2016 and $(6) million as of December 31, 2016.

Assured Guaranty Ltd.
Loss Measures
As of December 31, 2016
(dollars in millions)

	Total Net Par Outstanding for BIG Transactions	4Q-16 Loss and LAE	4Q-16 Loss and LAE included in Operating Income (1)	4Q-16 Effect of FG VIE Consolidation (2)	2016 Loss and LAE	2016 Loss and LAE included in Operating Income (1)	2016 Effect of FG VIE Consolidation (2)
Public finance:
U.S. public finance	$7,380	$74	$74	$—	$307	$307	$—
Non-U.S public finance	1,342	(2)	(2)	—	(3)	(3)	—
Public finance	8,722	72	72	—	304	304	—
Structured finance:
U.S. RMBS	3,151	37	45	(3)	30	16	(7)
Triple-X life insurance transactions	126	0	0	—	(22)	(21)	—
Other structured finance	1,075	3	0	—	(17)	(24)	—
Structured finance	4,352	40	45	(3)	(9)	(29)	(7)
Total	$13,074	$112	$117	$(3)	$295	$275	$(7)

1)	Operating income includes financial guaranty insurance and credit derivatives.

2)
The "Effect of FG VIE Consolidation" column represents amounts included in the consolidated statements of operations and operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	Year Ended December 31,
	2016		2015		2014		2013		2012
GAAP Summary Income Statement Data
Net earned premiums	$864		$766		$570		$752		$853
Net investment income	408		423		403		393		404
Realized gains and other settlements on credit derivatives	29		(18)		23		(42)		(108)
Total expenses	660		776		463		466		822
Income (loss) before income taxes	1,017		1,431		1,531		1,142		132
Net income (loss)	881		1,056		1,088		808		110
Net income (loss) per diluted share	6.56		7.08		6.26		4.30		0.57

GAAP Summary Balance Sheet Data
Total investments and cash	$11,103		$11,358		$11,459		$10,969		$11,223
Total assets	14,151		14,544		14,919		16,285		17,240
Unearned premium reserve	3,511		3,996		4,261		4,595		5,207
Loss and LAE reserve	1,127		1,067		799		592		601
Long-term debt	1,306		1,300		1,297		814		834
Shareholders’ equity	6,504		6,063		5,758		5,115		4,994
Shareholders’ equity per share	50.82		43.96		36.37		28.07		25.74

Other Financial Information (GAAP Basis)
Net debt service outstanding (end of period)	$437,535		$536,341		$609,622		$690,535		$780,356
Gross debt service outstanding (end of period)	455,000		559,470		646,722		737,380		833,098
Net par outstanding (end of period)	296,318		358,571		403,729		459,107		518,772
Gross par outstanding (end of period)	307,474		373,192		426,705		487,895		550,908

Other Financial Information (Statutory Basis)(1)
Net debt service outstanding (end of period)	$401,004		$502,331		$583,598		$663,797		$756,044
Gross debt service outstanding (end of period)	417,072		524,104		619,475		709,000		807,420
Net par outstanding (end of period)	262,468		327,306		379,714		434,597		496,237
Gross par outstanding (end of period)	272,286		340,662		401,552		461,845		527,126

Claims-paying resources
Policyholders' surplus	$5,036		$4,550		$4,142		$3,202		$3,579
Contingency reserve	2,008		2,263		2,330		2,934		2,364
Qualified statutory capital	7,044		6,813		6,472		6,136		5,943
Unearned premium reserve	2,509		3,045		3,299		3,545		3,833
Loss and LAE reserves	888		1,043		852		773		512
Total policyholders' surplus and reserves	10,441		10,901		10,623		10,454		10,288
Present value of installment premium	500		645		716		858		1,005
CCS and standby line of credit	400		400		400		400		600
Excess of loss reinsurance facility	360		360		450		435		435
Total claims-paying resources	$11,701		$12,306		$12,189		$12,147		$12,328

Ratios:
Net par outstanding to qualified statutory capital	37	:1	48	:1	59	:1	71	:1	83:1
Capital ratio(2)	57	:1	74	:1	90	:1	108	:1	127:1
Financial resources ratio(2)	34	:1	41	:1	48	:1	55	:1	61:1

Par and Debt Service Written
Gross debt service written:
Public finance - U.S.	$25,423		$25,832		$20,804		$15,559		$25,252
Public finance - non-U.S.	848		2,054		233		674		40
Structured finance - U.S.	1,143		355		423		297		623
Structured finance - non-U.S.	30		69		387		—		—
Total gross debt service written	$27,444		$28,310		$21,847		$16,530		$25,915

Net debt service written	$27,444		$28,310		$21,847		$16,497		$25,915
Net par written	17,854		17,336		13,171		9,331		16,816
Gross par written	17,854		17,336		13,171		9,350		16,816
1) Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

2)	See page 10 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (1 of 2)
(dollars in millions, except per share amounts)

	Year Ended December 31,
	2016	2015	2014	2013	2012
Total GWP	$154	$181	$104	$123	$253
Less: Installment GWP and other GAAP adjustments (2)	(10)	55	(22)	8	88
Plus: Financial guaranty installment premium PVP	27	46	42	26	45
Plus: PVP of non-financial guaranty insurance	23	7	—	—	—
Total PVP	$214	$179	$168	$141	$210

PVP:
Public finance - U.S.	$161	$124	$128	$116	$166
Public finance - non-U.S.	25	27	7	18	1
Structured finance - U.S.	27	22	24	7	43
Structured finance - non-U.S.	1	6	9	—	—
Total PVP	$214	$179	$168	$141	$210

Operating income reconciliation:
Net income (loss)	$881	$1,056	$1,088	$808	$110
Less pre-tax adjustments:
Realized gains (losses) on investments	(30)	(27)	(56)	56	(3)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	36	505	687	(49)	(672)
Fair value gains (losses) on CCS	0	27	(11)	10	(18)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(33)	(15)	(21)	(1)	21
Total pre-tax adjustments	(27)	490	599	16	(672)
Less tax effect on pre-tax adjustments	13	(144)	(158)	(9)	188
Operating income	$895	$710	$647	$801	$594

Gain (loss) related to FG VIE consolidation included in operating income (net of tax provisions of $7, $4, $84, $102 and $32)	$12	$11	$156	$192	$59

Operating income per diluted share reconciliation:
Net income (loss) per diluted share	$6.56	$7.08	$6.26	$4.30	$0.57
Less pre-tax adjustments:
Realized gains (losses) on investments	(0.23)	(0.18)	(0.32)	0.30	(0.02)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.27	3.39	3.95	(0.26)	(3.53)
Fair value gains (losses) on CCS	0.00	0.18	(0.06)	0.05	(0.09)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.25)	(0.10)	(0.12)	(0.01)	0.11
Total pre-tax adjustments	(0.21)	3.29	3.45	0.08	(3.53)
Less tax effect on pre-tax adjustments	0.09	(0.97)	(0.92)	(0.06)	1.00
Operating income per diluted share	$6.68	$4.76	$3.73	$4.28	$3.10

Gain (loss) related to FG VIE consolidation included in operating income per diluted share	$0.10	$0.07	$0.90	$1.03	$0.29

1)
Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. The prior-year non-GAAP financial measures (operating income, operating ROE, non-GAAP operating shareholders' equity and non-GAAP adjusted book value) have been updated to reflect the revised calculation as discussed in the explanation of Non-GAAP Financial Measures at the end of this Financial Supplement.

2)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, gross written premium adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (2 of 2)
(dollars in millions, except per share amounts)

	As of December 31,
	2016	2015	2014	2013	2012
Adjusted book value reconciliation:
Shareholders' equity	$6,504	$6,063	$5,758	$5,115	$4,994
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(189)	(241)	(741)	(1,447)	(1,346)
Fair value gains (losses) on CCS	62	62	35	46	35
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	316	373	523	236	708
Less taxes	(71)	(56)	45	306	150
Non-GAAP operating shareholders' equity	6,386	5,925	5,896	5,974	5,447
Pre-tax adjustments:
Less: Deferred acquisition costs	106	114	121	124	116
Plus: Net present value of estimated net future credit derivative revenue	136	169	159	214	317
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,922	3,384	3,461	3,791	4,301
Plus taxes	(832)	(968)	(960)	(1,070)	(1,250)
Non-GAAP adjusted book value	$8,506	$8,396	$8,435	$8,785	$8,699

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity (net of tax benefit of $4, $11, $20, $103 and $206)	$(7)	$(21)	$(37)	$(190)	$(383)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value (net of tax benefit of $12, $22, $33, $134 and $243)	$(24)	$(43)	$(60)	$(248)	$(452)

Adjusted book value per share reconciliation:
Shareholders' equity per share	$50.82	$43.96	$36.37	$28.07	$25.74
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(1.48)	(1.75)	(4.68)	(7.94)	(6.94)
Fair value gains (losses) on CCS	0.48	0.45	0.22	0.25	0.18
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	2.47	2.71	3.30	1.29	3.65
Less taxes	(0.54)	(0.41)	0.29	1.68	0.77
Non-GAAP operating shareholders' equity per share	49.89	42.96	37.24	32.79	28.08
Pre-tax adjustments:
Less: Deferred acquisition costs	0.83	0.83	0.76	0.68	0.60
Plus: Net present value of estimated net future credit derivative revenue	1.07	1.23	1.00	1.17	1.63
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	22.83	24.53	21.86	20.81	22.17
Plus taxes	(6.50)	(7.02)	(6.07)	(5.87)	(6.44)
Non-GAAP adjusted book value per share	$66.46	$60.87	$53.27	$48.22	$44.84

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity per share	$(0.06)	$(0.15)	$(0.24)	$(1.04)	$(1.97)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value per share	$(0.18)	$(0.31)	$(0.39)	$(1.36)	$(2.33)

1)
Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. The prior-year non-GAAP financial measures (operating income, operating ROE, non-GAAP operating shareholders' equity and non-GAAP adjusted book value) have been updated to reflect the revised calculation as discussed in the explanation of Non-GAAP Financial Measures at the end of this Financial Supplement.

Glossary

Net Par Outstanding and Internal Ratings
Net Par Outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with United States (U.S.) government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information are obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2015.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Glossary (continued)

Sectors (continued)
Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which includes excess of loss reinsurance on portfolios of municipal credits.

Structured Finance:
Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities (TruPS). These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities (RMBS) are obligations backed by closed-end and open-end first and second lien mortgage loans on one-to-four family residential properties, including condominiums and cooperative apartments. First lien mortgage loan products in these transactions include fixed rate, adjustable rate (ARM) and option adjustable-rate (Option ARM) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

Insurance Securitization Obligations are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral.

Financial Products Business is how the Company refers to the guaranteed investment contracts (GICs) portion of a line of business previously conducted by Assured Guaranty Municipal Holdings Inc. (AGMH) that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business was comprised of AGMH's GICs business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former Financial Products Business.

Glossary (continued)

Sectors (continued)
Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Commercial Receivables Securities are obligations backed by equipment loans or leases, aircraft and aircraft engine financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Commercial Mortgage-Backed Securities (CMBS) are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multifamily, retail, hotel, industrial and other specialized or mixed-use properties.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Non-GAAP Financial Measures

To reflect the key financial measures that management analyzes in evaluating the Company’s operations and progress towards long-term goals, the Company discloses both financial measures determined in accordance with GAAP and financial measures not determined in accordance with GAAP (non-GAAP financial measures).

Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of Assured Guaranty. Beginning in fourth quarter 2016, the Company’s publicly disclosed non-GAAP financial measures are different from the financial measures used by management in its decision making process and in its calculation of certain components of management compensation (core financial measures). The Company had previously excluded the effect of consolidating FG VIEs (FG VIE consolidation) in its calculation of its non-GAAP financial measures of operating income, operating ROE, non-GAAP operating shareholders’ equity and non-GAAP adjusted book value. Starting in fourth quarter 2016, based on the SEC's May 17, 2016 release of new and updated Compliance and Disclosure Interpretations of the rules and regulations on the use of non-GAAP financial measures, the Company will no longer adjust for FG VIE consolidation. However, wherever possible, the Company has separately disclosed the effect of FG VIE consolidation that is included in its non-GAAP financial measures. The prior-year non-GAAP financial measures have been updated to reflect the revised calculation.

Management and the Board use core financial measures, which are based on non-GAAP financial measures adjusted to remove FG VIE consolidation, as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company removes FG VIE consolidation in its core financial measures because, although GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company, the Company does not own such VIEs and its exposure is limited to its obligation under its financial guaranty insurance contract. By disclosing non-GAAP financial measures, along with FG VIE consolidation, the Company gives investors, analysts and financial news reporters access to information that management and the Board review internally. Assured Guaranty believes its presentation of non-GAAP financial measures and FG VIE consolidation provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

Many investors, analysts and financial news reporters use non-GAAP operating shareholders’ equity, adjusted for FG VIE consolidation, as the principal financial measure for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Many of the Company’s fixed income investors also use this measure to evaluate the Company’s capital adequacy.

Many investors, analysts and financial news reporters also use non-GAAP adjusted book value, adjusted for FG VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Operating income adjusted for the effect of FG VIE consolidation enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases.

The core financial measures that are used to help determine compensation are: (1) operating income, adjusted for FG VIE consolidation, (2) non-GAAP operating shareholders' equity, adjusted for FG VIE consolidation, (3) growth in non-GAAP adjusted book value per share, adjusted for FG VIE consolidation, and (4) PVP.

The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented below.

Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results and financial conditions of the Company and presents the results of operations of the Company excluding the fair value adjustments on credit derivatives and CCS that are not expected to result in economic gain or loss, as well as other adjustments described below. Management adjusts operating income further by removing FG VIE consolidation to arrive at its core operating income measure. Operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company's credit spreads, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

 Non-GAAP Financial Measures (continued)

4)    Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)    Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Non-GAAP Operating Shareholders’ Equity: Management believes that non-GAAP operating shareholders’ equity is a useful measure because it presents the equity of the Company excluding the fair value adjustments on investments, credit derivatives and CCS, that are not expected to result in economic gain or loss, along with other adjustments described below. Management adjusts non-GAAP operating shareholders’ equity further by removing FG VIE consolidation to arrive at its core operating shareholders' equity and core adjusted book value.

Non-GAAP operating shareholders’ equity is the basis of the calculation of non-GAAP adjusted book value (see below). Non-GAAP operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

 4) Elimination of the tax asset or liability related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Non-GAAP Adjusted Book Value: Management uses non-GAAP adjusted book value, adjusted for FG VIE consolidation, to measure the intrinsic value of the Company, excluding franchise value. Growth in non-GAAP adjusted book value per share adjusted for FG VIE consolidation (core adjusted book value) is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that this is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues net of expected losses. Non-GAAP adjusted book value is non-GAAP operating shareholders’ equity, as defined above, further adjusted for the following:

1)    Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)    Addition of the net present value of estimated net future credit derivative revenue. See below.

3)    Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

4) Elimination of the tax asset or liability related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The premiums and revenues included in non-GAAP adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current non-GAAP adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

 Non-GAAP Financial Measures (continued)

Operating Return on Equity (Operating ROE): Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE, adjusted for FG VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis. Operating ROE, adjusted for FG VIE consolidation, is one of the key management financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Credit Derivative Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes, for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which GAAP gross written premiums and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Realized Gains (Losses)) do not adequately measure. PVP in respect of financial guaranty contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, discounted, in each case, at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Realized Gains (Losses) may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@agltd.com